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                                                           Exhibit 26(h)(18)(v)

                AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT

   This Amendment to Fund Participation Agreement (the "Amendment") is dated April 30, 2013, and is entered into by and among Minnesota Life Insurance Company, a Minnesota insurance company (the "Company"), Financial Investors Variable Insurance Trust, a Delaware Statutory Trust (the "Trust" or the "Fund," and each series of the Trust listed on Exhibit B, as applicable, a "Portfolio" and collectively, the "Portfolios"), ALPS Advisors, Inc. a Colorado corporation, ("AAI"), ALPS Distributors, Inc., a Colorado corporation ("ADI") and ALPS Portfolio Solutions Distributor, Inc., a Colorado corporation.

   WHEREAS, the Company, the Trust, AAI, and ADI entered into Fund Participation Agreement dated July 27, 2007 (the "Agreement"); and

   WHEREAS, the Company, the Trust, AAI, and ADI wish to amend the Agreement in order to (i) change the name of the Trust, (ii) change the distributor used by the Portfolios, (iii) add certain additional Portfolios made available by the Trust under the Agreement and (iv) incorporate certain other changes, as more fully set forth below.

   NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. All references to Financial Investors Variable Insurance Trust in the Agreement are hereby changed to ALPS Variable Investment Trust, to reflect the new name of the Trust.

   2. All references to ALPS Distributors, Inc. in the Agreement are hereby deleted and replaced with reference to ALPS Portfolio Solutions Distributor, Inc., which hereby assumes the rights, duties and obligations of ALPS Distributors, Inc. under the Agreement, to reflect the new distributor of the Trust.

   3. Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

       6.1 The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract

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       owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company utilizing an omnibus relationship and (3) for Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to the terms of its Shareholder Service Plan for administrative services. Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to Company will be reduced accordingly.

   4. The following is added to the end of Section 2.4 of Article II of the
Agreement:

       The Company represents and warrants that it will adhere to its own policy intended to discourage shareholders from trading that could be detrimental to long-term shareholders of the Fund (the "Policy") and that the Policy complies with Rule 22c-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). The aforesaid includes among other things, the monitoring of shareholder/participant trading activity and the restriction of shareholder/participant trading privileges at the sub-account level if warranted by the Fund.

   5. Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

   6. Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

   7. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning given to them in the Agreement.

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   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Amendment effective as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY          ALPS VARIABLE INVESTMENT TRUST
                                          (formerly, Financial Investors
                                          Variable Insurance Trust)

By:     /s/ Bruce P. Shay                 By:     /s/ Thomas A. Carter
        ----------------------------              ----------------------------
Name:   Bruce P. Shay                     Name:   Thomas A. Carter
Title:  Executive Vice President          Title:  President

ALPS ADVISORS, INC.                       ALPS DISTRIBUTORS, INC.

By:     /s/ Thomas A. Carter              By:     /s/ David Buhler
        ----------------------------              ----------------------------
Name:   Thomas A. Carter                  Name:   David Buhler
Title:  President                         Title:  Vice President

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:     /s/ David Buhler
        ----------------------------
Name:   David Buhler
Title:  Vice President

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                            PARTICIPATION AGREEMENT

                                  SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)

ALPS/Alerian Energy Infrastructure Portfolio (Class I/Class III)

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                            PARTICIPATION AGREEMENT

                                  SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

ALL DESIGNATED PORTFOLIOS

                                                       12B-1  SHAREHOLDER
      NAME OF PORTFOLIO                   SHARE CLASS   FEE   SERVICE FEE
      -----------------                   -----------  -----  -----------
      Ibbotson Aggressive Growth ETF      Class I       None         None
        Asset Allocation Portfolio        Class II      0.25%        None
      Ibbotson Growth ETF Asset           Class I       None         None
        Allocation Portfolio              Class II      0.25%        None
      Ibbotson Balanced ETF Asset         Class I       None         None
        Allocation Portfolio              Class II      0.25%        None
      Ibbotson Income and Growth ETF      Class I       None         None
        Asset Allocation Portfolio        Class II      0.25%        None
      Ibbotson Conservative ETF Asset     Class I       None         None
        Allocation Portfolio              Class II      0.25%        None
                                          Class I       None         None
      Ibbotson MVP ETF Portfolio          Class II      0.25%        None
                                          Class III     0.25%        0.25%
      ALPS/Alerian Energy Infrastructure  Class I       None         None
        Portfolio                         Class III     0.25%        0.25%

In accordance with each Fund's then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

IBBOTSON AGGRESSIVE GROWTH ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON GROWTH ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON BALANCED ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON INCOME AND GROWTH ETF ASSET ALLOCATION PORTFOLIO AND IBBOTSON CONSERVATIVE ETF ASSET ALLOCATION PORTFOLIO ONLY

              TOTAL ASSETS          TOTAL ASSETS
             ATTRIBUTABLE TO       ATTRIBUTABLE TO
              SHARES OF THE         SHARES OF THE     REVENUE SHARING
          DESIGNATED PORTFOLIOS DESIGNATED PORTFOLIOS WILL BE PAID BY
          HELD BY THE ACCOUNTS  HELD BY THE ACCOUNTS   ADVISER AT AN
                  FROM                   TO           ANNUAL RATE OF
          --------------------- --------------------- ---------------
          $                0.00 $      249,999,999.99           0.125%
          $      250,000,000.00 $      999,999,999.99           0.150%
          $    1,000,000,000.00 $    2,249,999,999.99           0.175%
          $    2,500,000,000.00         above                   0.200%

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Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day. The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.